                                                                      EXHIBIT 11

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        FIRST QUARTER ENDED
                                                                    ---------------------------
                                                                     MARCH 31,       MARCH 27,
                                                                       1995            1994
                                                                    -----------     -----------
PRIMARY
Average shares outstanding........................................  123,114,766     128,607,235
Dilutive stock options based on the treasury stock method using
  average market price............................................      301,420         424,912
                                                                    -----------     -----------
     Total........................................................  123,416,186     129,032,147
                                                                     ==========      ==========
Income from continuing operations.................................   $   15,087         $ 7,501
Discontinued operations...........................................    1,638,905          15,225
                                                                    -----------     -----------
Income before cumulative effect of change in accounting
  principle.......................................................    1,653,992          22,726
Cumulative effect of change in accounting principle, net of income
  tax benefit of $2,861...........................................       (4,511)
                                                                    -----------     -----------
Net income........................................................   $1,649,481         $22,726
                                                                     ==========      ==========
Preferred dividends...............................................   $    4,730
                                                                     ==========
Earnings available to common shareholders.........................   $1,644,751         $22,726
                                                                     ==========      ==========
Primary earnings per common share:
  Continuing operations...........................................       $  .08            $.06
  Discontinued operations.........................................        13.28             .12
  Cumulative effect of change in accounting principle.............         (.04)
                                                                    -----------     -----------
Primary earnings per common share.................................       $13.32            $.18
                                                                     ==========      ==========

                                                                      EXHIBIT 11

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        FIRST QUARTER ENDED
                                                                    ---------------------------
                                                                     MARCH 31,       MARCH 27,
                                                                       1995            1994
                                                                    -----------     -----------
FULLY DILUTED
Average shares outstanding........................................  123,114,766     128,607,235
Common shares assumed issued upon conversion of Series B
  preferred stock.................................................    5,520,393
Dilutive stock options based on the treasury stock method using market price at the close of the period, if higher than average
  market price....................................................      391,909         424,912
                                                                    -----------     -----------
     Total........................................................  129,027,068     129,032,147
                                                                     ==========      ==========
Income from continuing operations.................................   $   15,087         $ 7,501
Discontinued operations...........................................    1,638,905          15,225
                                                                    -----------     -----------
Income before cumulative effect of change in accounting
  principle.......................................................    1,653,992          22,726
Cumulative effect of change in accounting principle, net of
  income tax benefit of $2,861....................................       (4,511)
                                                                    -----------     -----------
Net Income........................................................   $1,649,481         $22,726
                                                                     ==========      ==========
Preferred dividends...............................................   $    2,798
                                                                     ==========
Earnings available to common shareholders.........................   $1,646,683         $22,726
                                                                     ==========      ==========
Fully diluted earnings per common share:
  Income before cumulative effect of change in accounting
     principle....................................................       $12.80            $.18
  Cumulative effect of change in accounting principle.............         (.04)
                                                                         ------            ----
Fully diluted earnings per common share...........................       $12.76            $.18
                                                                         ======            ====


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